UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2013, EXCO Resources, Inc. (“EXCO”) amended its Amended and Restated Credit Agreement, dated as of July 31, 2013, by and among EXCO, as borrower, certain of its subsidiaries, as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, as sole bookrunner and co-lead arranger, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and BMO Capital Markets Corp., as co-lead arrangers, Bank of America, N.A. and Wells Fargo Bank, N.A., as co-syndication agents and Bank of Montreal, as documentation agent (the “Amended and Restated EXCO Resources Credit Agreement”) to reflect a replacement term loan commitment.

The amendment to the Amended and Restated EXCO Resources Credit Agreement provides for an aggregate commitment of $300.0 million in replacement term loans (the “Replacement Term Loans”) to replace the initial $300.0 million term loan commitment (the “Initial Term Loans”). In connection with the amendment to the Amended and Restated EXCO Resources Credit Agreement, EXCO and the lenders agreed to replace the Initial Term Loans with Replacement Term Loans that rank pari passu in right of payment and of security with the revolving loans. The Replacement Term Loans will bear interest at the London Interbank Offered Rate (“LIBOR”) (provided that LIBOR for purposes of this calculation shall never be lower than 100 basis points) plus 400 basis points (“bps”) or an Alternate Base Rate (“ABR”) pricing alternative of ABR plus 300 bps. In addition, the Replacement Term Loans have a maturity date of August 19, 2019 unless a permitted refinancing of EXCO’s 7.5% Senior Notes due 2018 does not occur prior to March 15, 2018, in which case the Replacement Term Loans will have a maturity date of July 31, 2018.

The amendment to the Amended and Restated EXCO Resources Credit Agreement also added that a breach of any financial covenants with respect to any Replacement Terms Loans shall not be considered an event of default unless the aggregate revolving loans and letters of credit then outstanding is equal to or greater than $10.0 million and until the earlier of: (i) 90 days after the date such event of default arises, unless waived by the revolving lenders having a revolving exposure representing at least 66 2/3% of the aggregate revolving loans, letters of credit and unused commitments prior to such 90th day, and (ii) the date on which the administrative agent or such revolving lenders cause such indebtedness to become due prior to July 31, 2018.

Investment accounts managed by Invesco Advisers, Inc. are lenders under the Amended and Restated EXCO Resources Credit Agreement. Invesco Advisers, Inc. is an indirect owner of WL Ross & Co. LLC. Wilbur L. Ross, Jr., the Chairman and Chief Executive Officer at WL Ross & Co. LLC, serves on EXCO’s board of directors. Investment entities managed by WL Ross & Co. LLC beneficially own approximately 14.5% of EXCO’s outstanding shares of common stock.

A description of the material terms of the Amended and Restated EXCO Resources Credit Agreement can be found in EXCO’s Current Report on Form 8-K filed on August 6, 2013, which description is incorporated by reference. The foregoing description of the amendment to the Amended and Restated EXCO Resources Credit Agreement is not complete and is qualified in its entirety by the Amended and Restated EXCO Resources Credit Agreement, as amended, which is filed as Exhibit 10.1 hereto and is incorporated by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of July 31, 2013, by and among EXCO Resources, Inc., as Borrower, certain subsidiaries of Borrower, as Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC, as Sole Bookrunner and Co-Lead Arranger, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and BMO Capital Markets Corp., as Co-Lead Arrangers, Bank of America, N.A. and Wells Fargo Bank, N.A., as Co-Syndication Agents and Bank of Montreal, as Documentation Agent (as amended August 19, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: August 23, 2013	By:	/s/ Mark F. Mulhern
Name: Mark F. Mulhern
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of July 31, 2013, by and among EXCO Resources, Inc., as Borrower, certain subsidiaries of Borrower, as Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC, as Sole Bookrunner and Co-Lead Arranger, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and BMO Capital Markets Corp., as Co-Lead Arrangers, Bank of America, N.A. and Wells Fargo Bank, N.A., as Co-Syndication Agents and Bank of Montreal, as Documentation Agent (as amended August 19, 2013).

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